UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2015 (March 17, 2015)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Engagement of Financial Advisors

On March 17, 2015, American Realty Capital Healthcare Trust II, Inc. (the “Company”) formally engaged KeyBanc Capital Markets and RCS Capital, the investment banking and capital markets division of Realty Capital Securities, LLC, as financial advisors.

Intention to List Common Stock

On March 18, 2015, the Company announced that it intends to file an application to list its common stock on a national stock exchange under the symbol “HTI,” and, subject to approval, anticipates that its common stock will begin trading on such exchange during the third quarter of 2015. Concurrent with the listing, the Company intends to change its name to “Healthcare Trust, Inc.”

The Company’s Board of Directors has determined, in consultation with its financial advisors, that it is in the Company’s best interests to move forward with the listing application. This decision is the result of a process led by the Board of Directors to evaluate possible strategic alternatives designed to maximize long-term shareholder value.

On March 18, 2015, the Company issued a press release announcing the foregoing and such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: March 18, 2015	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer